                                                                    EXHIBIT (11)

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

February 27, 2007

American Century Mutual Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American Century Mutual Funds,  Inc., a Maryland corporation  (the  "Company"),  in connection  with the  Company's  Registration
Statement  on Form N-14  (File No.  2-14213),  which  relates  to the  Company's authorized  shares of common  stock,  par value One Cent  ($0.01) per share (the
"Shares"),   proposed  to  be  issued  in  connection   with  (1) the   proposed
reclassification of Advisor Class shares of the Select Fund as A Class shares of the same fund, (2) the proposed reclassification of C Class shares of the Growth
Fund and the Vista  Fund as Advisor  Class  shares of the same funds and (3) the proposed  reclassification  of  Advisor  Class  shares of the  Balanced  Fund as
Investor Class shares of the same fund (collectively, the "Reclassifications").

     In connection  with rendering the opinions set forth below, I have examined the Registration  Statement;  the Company's Articles of Incorporation,  Articles
Supplementary  and Bylaws,  as reflected  in the  Company's  corporate  records;
resolutions of the Board of Directors of the Company relating to the approval of the  Reclassifications  and the issuance of the Shares; and such other documents as I  deemed  relevant.  In  conducting  my  examination,  I  have  assumed  the genuineness of all signatures,  the legal capacity of all natural  persons,  the authenticity,  accuracy and completeness of documents purporting to be originals and  the  conformity  to  originals  of any  copies  of  documents.  I have  not independently established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of the State of Maryland  that in my experience  are normally  applicable to the issuance of shares by registered  investment companies organized as corporations under the law of that state and to the  Securities  Act of 1933, as amended (the
"1933 Act"),  the  Investment  Company Act of 1940, as amended (the "1940 Act"), and the  regulations  of the  Securities  and  Exchange  Commission  (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The issuance of the Shares in connection with the  Reclassifications has been duly authorized by the Company.

American Century Mutual Funds, Inc.
February 27, 2007

     2. When  issued  upon the terms  provided  in the  Registration  Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating  the offer and sale of securities,  and assuming the continued  valid existence  of the Company  under the laws of the State of  Maryland,  the Shares will be validly issued, fully paid and non-assessable.

     For the record,  it should be stated  that I am an officer and  employee of
American  Century  Services,  LLC,  an  affiliate  of the  Company's  investment advisor.

     I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement.  I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration  Statement. In giving my consent I do not  thereby  admit that I am in the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the rules and regulations of the SEC thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                  Very truly yours,

                                  /s/ Brian L. Brogan
                                  -------------------------------------
                                  Brian L. Brogan
                                  Vice President and
                                  Associate General Counsel

BLB/dnh